Exhibit 10.24

EQUIPMENT LINE OF CREDIT NOTE (NON-REVOLVING)

1.           DEFINED TERMS. As used in this Equipment Line of Credit Note (this "Note"), the following terms shall have the meanings there indicated:

1.1	Borrower:	Dynasil Corporation of America
a Delaware corporation
313 Washington Street, Suite 403
Newton, MA 01760

1.2	Lender:	Middlesex Savings Bank
a Massachusetts savings bank
6 Main Street
Natick, MA 01760

1.3	Conversion Date:	April 30, 2019, or as extended by the Lender in writing.

1.4	Maturity Date:	April 30, 2019, or as extended by the Lender in writing.

1.6	Credit Agreement:	a certain Loan and Security Agreement dated May 1, 2014, by and between Borrower and Lender, as amended.

1.7	Equipment Loan Commitment:	Seven Hundred Fifty Thousand ($750,000.00) Dollars

2.           DEBT. For value received, the Borrower hereby promises to pay to the order of Lender the principal sum equal to the Equipment Loan Commitment, or so much as has been advanced by Lender from time to time pursuant to the Credit Agreement and is outstanding, together with interest on all unpaid balances from the date hereof at the interest rate set forth in this Note, together with all other amounts due hereunder or under the Loan Documents. All advances under this Note shall be made in accordance with the terms of the Credit Agreement. This Note evidences a non-revolving equipment line of credit loan, such that, prior to the Conversion Date, the Borrower may from time to time, request Advances under the Note so long as the outstanding aggregate Advances hereunder do not exceed the Equipment Loan Commitment. All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Credit Agreement.

3.            INTEREST. The outstanding principal balance under this Note shall accrue interest (the “Interest Rate”) as follows:

(i)	from the date of this Note until the Conversion Date, interest shall accrue at a fluctuating per annum rate of interest equal to the Prime Rate (as defined below), and

(ii)	from the Conversion Date until the Maturity Date, interest shall accrue at a fixed per annum rate of interest equal to FHLBB plus two and one half (2.50%) percent.

The “Prime Rate” shall mean the variable per annum rate of interest announced on a daily basis as the Prime Rate by the Wall Street Journal (or a similar publication as chosen by the holder of this Note if the Wall Street Journal ceases publication). If the Wall Street Journal publishes more than one Prime Rate, the Prime Rate for purposes of this Loan shall be the higher or highest of the published rates. Changes in the Interest Rate resulting from changes in the Prime Rate shall take place immediately without notice to Borrower or demand of any kind.

"FHLBB" shall mean the Federal Home Loan Bank 5/5 Amortizing Advance Rate. If at any time prior to the Conversion Date, FHLBB has been discontinued or revised or is otherwise unavailable, FHLBB as revised or such other government index or computation with which it is replaced, or which is based on comparable information, shall be selected by Lender in order to obtain substantially the same results as would have been obtained if FHLBB had not been discontinued, revised or rendered unavailable.

Interest on the outstanding principal balance under this Note shall at all times be calculated on a 360-day year and shall accrue and be payable on the actual number of days elapsed.

4.            PAYMENTS. (i) Commencing from the date of this Note until the Conversion Date, the Borrower shall make, on the ___ day of each month commencing on September___, 2018 (each a “Payment Date”), monthly payments of interest only based on the outstanding principal balance of the Note, and (ii) commencing from the Conversion Date until the Maturity Date, the Borrower shall make on each Payment Date combined monthly payments of principal and interest based upon a sixty (60) month amortization schedule such that this Note shall be fully amortized by the Maturity Date. All outstanding principal, interest and any other amounts, fees or charges due under this Note or under the Credit Agreement (collectively, the “Obligations”) shall be immediately due and payable on the Maturity Date or on such earlier date as may be required under the terms of this Note or any of the other Loan Documents. Any payments on this Note, whether such payment is a regular installment, represents a prepayment (if permitted hereunder) or is the result of acceleration of this Note by Lender, shall be made in coin and currency of the United States of America which is legal tender for the payment of public and private debts, in immediately available funds, to Lender at the address set forth above or at such other address as the Lender may from time to time designate in writing.

Payments received by the Lender prior to the occurrence of an Event of Default (as defined in the Credit Agreement) will be applied first to fees, expenses and other amounts due hereunder or under the Credit Agreement (excluding principal and interest); second, to accrued interest under this Note; and third to the outstanding principal due under this Note; after the occurrence of an Event of Default, payments will be applied to the Obligations as the Lender determines in its sole discretion.

5.            SECURITY. This Note is secured by a first priority security interest in all assets of the Borrower, pursuant to the Credit Agreement. Such Credit Agreement, together with all documents, guarantees, filings and certificates, whether securing this Note or used in connection thereto (the terms and provisions of all of which are incorporated herein by reference), as the same may be amended from time to time are hereinafter referred to as the "Loan Documents".

6.            LATE CHARGE. Whenever any amount of principal and interest due under this Note shall not be paid within ten (10) days of its due date, whether by acceleration or otherwise, the Borrower shall pay to Lender, in addition to such payments, a delinquency or “late” charge equal to five percent (5%) of such past due amount. The Borrower agrees that any such delinquency charges shall not be deemed to be additional interest or penalty, but shall be deemed to be liquidated damages because of the difficulty in computing the actual amount of damages in advance.

7.            DEFAULT. Any Event of Default under the Credit Agreement or any of the Loan Documents (beyond any applicable grace or cure period, if any) shall constitute an Event of Default under this Note including, without limitation, any failure of Borrower to make any payments of principal, interest or other charges when due. Upon the occurrence of an Event of Default, the Lender may, at its option, (i) declare without notice or demand to Borrower the unpaid principal and all accrued interest and other charges under this Note to be immediately due and payable without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived, and (ii) proceed to exercise any rights or remedies that it may have under the Loan Documents or such other rights and remedies which the Lender may have at law, equity, or otherwise. No course of dealing or delay in accelerating the maturity of this Note or in taking any other action with respect to any Event of Default shall affect Lender’s rights to take action with respect thereto, and no waiver as to any one Event of Default shall affect any of Lender’s rights as to any other Event of Default.

8.            SETOFF. The Borrower hereby grants to the Lender a security interest in any deposits or other sums at any time credited by or due from the holder of this Note to the Borrower or Guarantor, and in any securities or other property of Borrower or Guarantor in the possession or custody of the holder of this Note and such deposits, sums, securities and/or property may at all times be held and treated as collateral security for the payment of this Note and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Borrower or Guarantor to the holder. The holder hereof may apply such deposits or other sums to said Obligations at any time from and after an Event of Default hereunder, whether or not other collateral is available to the Lender, without demand or prior notice, all of which are hereby expressly waived.

9.            DEFAULT RATE. Upon the occurrence of an Event of Default, at the Lender’s option, the Borrower shall, in addition to any other payment due hereunder, pay interest on the outstanding principal balance under this Note from and after the date on which such Event of Default has occurred at a per annum interest rate equal to the greater of (i) six percent (6.0%) per annum above the Interest Rate otherwise payable hereunder, or (ii) eighteen percent (18%) (the “Default Rate”).

10.          COLLECTION COSTS. After the occurrence of an Event of Default, in addition to principal, interest and delinquency charges, the Lender shall be entitled to collect and the Borrower and Guarantor agree to pay, all costs and expenses of collection, including court costs and reasonable attorneys’ fees and expenses, incurred in connection with the protection or realization of collateral or in connection with the Lender’s exercise of any rights under the Loan Documents, whether or not suit on this Note is filed, and all such costs and expenses shall be payable on demand and until paid shall also be secured by the Loan Documents.

11.          PREPAYMENT. The Borrower may prepay the outstanding principal balance under this Note, in whole or in part, without payment of premium or penalty, at any time prior to the Maturity Date.

12.        COMMERCIAL LOAN. The Borrower hereby attests, certifies, represents, warrants and covenants that the indebtedness evidenced by this Note arose from the use of proceeds for commercial and business purposes only and this representation has been relied upon by the Note holder hereof.

13.        WAIVER. THE BORROWER AND GUARANTOR, AND ANY OTHER PERSON NOW OR HEREAFTER LIABLE FOR THE PAYMENT OF ANY OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE IRREVOCABLY WAIVE ANY RIGHTS TO NOTICE AND HEARING TO THE EXTENT PERMITTED BY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE, and, by making, guaranteeing or endorsing this Note or by making any agreement to pay any of the indebtedness evidenced by this Note, further, irrevocably waives presentment for payment, protest and demand, notice of protest, demand and or dishonor and nonpayment of this Note and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and consents without notice or further assent: (a) to the substitution, exchange or release of the collateral securing this Note or any part thereof at any time; (b) to the acceptance by the holder or holders at any time of any additional collateral or security for or other guarantors of this Note; (c) to the modification or amendment at any time, and from time to time of this Note, and any other Loan Document at the request of any person liable hereon; (d) to the granting by the holder hereof of any extension of the time for payment of this Note or for the performance of the agreements, covenants and conditions contained in this Note, or any other Loan Document, at the request of any other person liable hereon; and (e) to any and all forbearances and indulgences whatsoever; and such consent shall not alter or diminish the liability of any person.

14.         JURY TRIAL WAIVER. BORROWER, LENDER AND ANY GUARANTOR MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

15.         NO USURY. The Lender and the Borrower intend to comply at all times with applicable usury laws. If at any time such laws would ever render usurious any amounts called for under this Note or the other Loan Documents, then it is the Borrower’s and the Lender’s express intention that neither the Borrower nor any guarantor shall be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this section shall control over all other provisions of this Note which may be in apparent conflict herewith, that such excess amount shall be credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Lender to the Borrower), and the provisions hereof shall be reformed and the amounts thereafter collectible under this Note reduced, without the necessity of the execution of any further documents, so as to comply with the then applicable law, but so as to permit the recovery by Lender of the fullest amount otherwise called for under this Note. The term “applicable usury laws” as used in this Note shall mean the laws of The Commonwealth of Massachusetts or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

16.        GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS. This Note shall take effect as a sealed instrument and shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law. Borrower and Guarantor hereby consent to venue and personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts and waives any and all personal rights under the law of any other state to object to jurisdiction within such Commonwealth for the purposes of litigation to enforce such obligations of the Borrower. In the event such litigation is commenced, the Borrower agrees that service of process may be made, and personal jurisdiction over the Borrower obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon the Borrower at the addresses set forth in Section 1 of this Note.

17.         JOINT AND SEVERAL LIABILITY. The liabilities of the Borrower and each Guarantor of this Note are joint and several; provided, however, the release by Lender of any one or more Borrower or any one or more Guarantor shall not release any other Borrower or Guarantor obligated on account of this Note. Each reference in this Note to Borrower and any Guarantor is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all liabilities to Lender from the Person from whom contribution is sought have been satisfied in full.

18.          SEVERABILITY. The invalidity of any provision of this Note shall in no way affect the validity of any other provision.

19.          SUCCESSORS AND ASSIGNS; AMENDMENTS. This Note shall be binding upon Borrower and upon its successors and assigns and shall inure to the benefit of Lender and its successors, endorsees, and assigns. This Note may be changed or amended only by an agreement in writing signed by the party against whom enforcement is sought.

20.         RESTATEMENT. This Note replaces that certain Equipment Line of Credit Master Note (Non-Revolving) of dated May 16, 2017 in the maximum principal amount of One Million and 00/100 ($1,000,000.00) Dollars, (the “Original Note”) made by the Borrower payable to the Lender, the outstanding principal balance of which (plus any interest accrued thereon and legal fees in connection therewith), having been converted to term debt pursuant to that certain Equipment Line of Credit Term Note from Borrower to Lender in the original principal amount of Seven Hundred Fifty Two Thousand Five Hundred Forty Three and 15/100 ($752,543.15) Dollars, dated July 31, 2018. The Lender does not intend for the substitution of this Note for the Original Note to constitute, nor shall such be deemed to constitute, satisfaction of the outstanding indebtedness under the Original Note, and the substitution of this Note for the Original Note shall in no event impair, limit, reduce, or otherwise discharge the Borrower or any guarantor of the outstanding obligations under the Original Note.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrower has executed this Note as an instrument under seal as of the 13th day of August, 2018.

DYNASIL CORPORATION OF AMERICA

/s/ Patricia M. Kehe	By:	/s/ Robert Bowdring
Witness		Robert Bowdring, Chief Financial Officer

[Signature Page to $750,000.00 Equipment Line of Credit Note]

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